UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2010
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-31533 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The registrant, DUSA Pharmaceuticals, Inc., today issued a press release announcing that the United States Patent and Trademark Office (USPTO) has completed its re-examination of US Patent No. 5,079,262, “Method of detection and treatment of malignant and non-malignant lesions utilizing 5-aminolevulinic acid.”
The USPTO issued a Notice of Intent to Issue Ex Parte Re-examination Certificate which affirms the patent’s original seven claims and adds eight claims. This patent covers the use of aminolevulinic acid, the active ingredient in DUSA’s Levulan® Kerastick®, for the treatment of actinic keratoses with light. This patent will expire on September 30, 2013. Additional patents cover DUSA’s Levulan® Kerastick® formulation of aminolevulinic acid HCl in conjunction with its proprietary blue light technology until June 2019.
Except for historical information, this report contains certain forward-looking statements that represent the registrant’s current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to the expiration date of the patents. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this report. These factors include, without limitation, actions by regulatory authorities, the status of our patent portfolio, action of third parties, and other risks and uncertainties identified in the registrant’s Form 10-K for the year ended December 31, 2009.
Item 9.01. Financial Statement and Exhibits.

Item No.	Description
99.1	Press Release, dated June 24, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: June 24, 2010	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description
99.1	Press Release, dated June 24, 2010